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                                                                      EXHIBIT 10

                           STOCK PURCHASE AGREEMENT
                           ------------------------

     THIS STOCK PURCHASE AGREEMENT ("Agreement"), dated as of February 19, 1998, by and between Prometheus Homebuilders LLC, a Delaware limited liability company (the "Purchaser") and Edward A. Kirkpatrick (the "Shareholder").

                               R E C I T A L S:

     A. The Purchaser has entered into an Amended and Restated Stock Purchase Agreement dated as of September 30, 1997, and an Amended and Restated Stock Purchase Agreement dated as of February 19, 1998 (the "Purchase Agreement") with The Fortress Group, Inc. (the "Company") pursuant to which the Purchaser has purchased, and expects to purchase, certain securities from the Company.

     B. In connection with the Second Closing under the Purchase Agreement (as that term is defined in the Purchase Agreement), the Purchaser desires to purchase certain shares of the Company's common stock ("Common Stock") from the Shareholder and certain other shareholders of the Company. The Purchaser is concurrently entering into Stock Purchase Agreements substantially identical to this Agreement with certain other shareholders of the Company.

FOR GOOD AND VALUABLE CONSIDERATION, the parties hereto agree as follows:

                                   ARTICLE I
                                   ---------

                       PURCHASE AND SALE OF COMMON STOCK
                       ---------------------------------

     1.01 Purchase and Sale. On and subject to the terms and conditions set
          -----------------
forth herein, the Purchaser agrees to acquire from the Shareholder, and the Shareholder agrees to transfer and deliver to the Purchaser, all right, title and interest in and to 125,000 shares of the Common Stock (the "Shares"), for the consideration specified below in this Article I.

     1.02 Consideration. At the Closing hereunder, the Purchaser shall pay to
          -------------
the Shareholder $5.50 per Share in exchange for the Shares by delivery of cash or good check.

     1.03 The Closing. Unless this Agreement shall have been terminated and the
          -----------
transactions contemplated hereby shall have been abandoned, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place concurrent with the Second Closing under the Purchase Agreement at the offices of Latham & Watkins, 885 Third Avenue, New York, New York, or at such other time and at such other place or places as the parties hereto may agree.

     1.04 Deliveries at the Closing. At the Closing, the Shareholder shall
          -------------------------
deliver to the Purchaser stock certificates representing the Shares, properly endorsed in blank or accompanied by duly executed assignment documents.
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                                   ARTICLE II
                                   ----------

                        REPRESENTATIONS AND WARRANTIES OF
                        ---------------------------------

                                 THE SHAREHOLDER
                                 ---------------

           The Shareholder hereby represents and warrants to the Purchaser as follows:

     2.01 Share Ownership. The Shareholder owns the Shares and is the exclusive
          ---------------
record and beneficial owner of such Shares. Good and valid title to the Shares, free and clear of any claim, interest, mortgage, pledge, lien or security interest, will be transferred to the Purchaser at the Closing.

     2.02 Authorization. The Shareholder has full power and authority to enter
          -------------
into this Agreement and to carry out the transactions contemplated hereby. No other action by or on behalf of the Shareholder is necessary to authorize and approve this Agreement and the transactions contemplated hereby, and this Agreement has been duly executed and delivered by, and is the legal, valid and binding obligation of, the Shareholder, enforceable against the Shareholder in accordance with its terms.

     2.03 No Violation. The Shareholder is not subject to or obligated under any
          ------------
law, rule or regulation of any governmental authority, or any order, writ, injunction or decree, or any agreement, instrument, license, franchise or permit, which would be breached or violated by the Shareholder's execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Shareholder and the consummation of the transactions contemplated hereby do not and will not conflict with, or result in a breach or violation of, or a default under (i) any obligation under any mortgage, lease, agreement or instrument applicable to the Shareholder or (ii) any law, rule, regulation, judgment, order or decree of any government, governmental or regulatory authority or court having jurisdiction over the Shareholder.

     2.04 Governmental Authorities. No consent, approval, order or authorization
          ------------------------
of, or registration, declaration or filing with, any governmental entity is required by or with respect to the Shareholder in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) such disclosures, filings, statements and reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated hereby to be filed with the Securities and Exchange Commission ("SEC") or the Nasdaq Stock Market, Inc. ("Nasdaq"), and (ii) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a material adverse effect on the Shareholder's ability to consummate the transactions hereunder.

     2.05 Knowledge. The Shareholder acknowledges that the Purchaser is an
          ---------
affiliate of the Company and, as a result of such status, certain information has been made available to the Purchaser by the Company. The Company has offered to make such information available to the Shareholder prior to any sale of the Shares hereunder. The Shareholder confirms that he has either taken the

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opportunity to receive such information or has declined voluntarily to do so without compulsion of any kind. The Shareholder is an "Accredited Investor" as defined under Regulation D of the Securities Act and has such knowledge and experience in financial and business matters as may be required to evaluate the merits and risks of selling the Shares to the Purchaser.

                                   ARTICLE III
                                   -----------

                        REPRESENTATIONS AND WARRANTIES OF
                        ---------------------------------

                                  THE PURCHASER
                                  -------------

           The Purchaser represents and warrants to the Shareholder that:

     3.01 Organization. The Purchaser is a limited liability company duly
          ------------
organized, validly existing and in good standing under the laws of the State of Delaware.

     3.02 Authorization. The Purchaser has full power and authority to enter
          -------------
into this Agreement and to carry out the transactions contemplated hereby. No other action by or on behalf of the Purchaser is necessary to authorize and approve this Agreement and the transactions contemplated hereby, and this Agreement has been duly executed and delivered by, and is the legal, valid and binding obligation of, the Purchaser, enforceable against the Purchaser in accordance with its terms.

     3.03 No Violation. The Purchaser is not subject to or obligated under any
          ------------
law, rule or regulation of any governmental authority, or any order, writ, injunction or decree, or any agreement, instrument, license, franchise or permit, which would be breached or violated by the Purchaser's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby do not and will not conflict with, result in a breach or violation of, or a default under (i) the Purchaser's certificate of organization or operating agreement,
(ii) any obligation under any mortgage, lease, agreement or instrument applicable to the Purchaser or (iii) any law, rule, regulation, judgment, order or decree of any government, governmental or regulatory authority or court having jurisdiction over the Purchaser.

     3.04 Governmental Authorities. No consent, approval, order or authorization
          ------------------------
of, or registration, declaration or filing with, any governmental entity is required by or with respect to the Purchaser in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) such disclosures, filings, statements and reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby to be filed with the SEC or Nasdaq, and (ii) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a material adverse effect on the Purchaser's ability to consummate the transactions hereunder.

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     3.05 Securities Laws. The Purchaser is acquiring the Shares for the
          ---------------
Purchaser's own account, for investment purposes and without any view to resell or effect any distribution of such Shares, other than as contemplated in the Registration Agreement or as otherwise permitted by applicable law. The Purchaser has been fully informed as to the circumstances under which it is required to take and hold such Shares pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities laws. The Purchaser understand that the Shares have not been registered under the Securities Act or any applicable state securities law and may not be offered or sold unless registered under the Securities Act and any applicable state law or an exemption therefrom is available. The Purchaser is an "accredited investor" as defined under Regulation D of the Securities Act.

                                   ARTICLE IV
                                   ----------

                     CONDITIONS PRECEDENT TO THE OBLIGATIONS
                     ---------------------------------------

                                OF THE PURCHASER
                                ----------------

     Each and every obligation of the Purchaser under this Agreement to be performed at or before the Closing shall be subject to the satisfaction, at or before the Closing, of each of the following conditions, except to the extent that the Purchaser shall have waived such satisfaction:

     4.01 Representations and Warranties; Performance. Each of the
          -------------------------------------------
representations and warranties made by the Shareholder herein shall be true and correct in all material respects as of the Closing with the same effect as though made at such time; and the Shareholder shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by him prior to the Closing.

     4.02 Closing under the Purchase Agreement. The Second Closing under the
          ------------------------------------
Purchase Agreement shall have occurred by January 31, 1998 or such later date as the parties to the Purchase Agreement may agree, including, without limitation, satisfaction or waiver of the condition set forth in Section 8.2(c) of the Purchase Agreement.

     4.03 Closings Under Substantially Identical Stock Purchase Agreements.
          ----------------------------------------------------------------
Closing shall have occurred under each of those certain Stock Purchase Agreements, substantially identical to this Agreement, between the Purchaser and each of the following individuals: J. Christopher Stuhmer; Thomas B. Buffington; James M. Giddens; Edward A. Kirkpatrick; Lawrence J. Witek; and Lanold W. Caldwell.

     4.04 Registration Rights Agreement. The Company and the Purchaser shall
          -----------------------------
have executed an amendment to the Registration Rights Agreement dated as of September 30, 1997 (the "Registration Agreement") to include the Shares among the Registrable Securities (as that term is defined in the Registration Agreement).

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                                    ARTICLE V
                                    ---------

                   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF
                   ------------------------------------------

                                 THE SHAREHOLDER
                                 ---------------

     Each and every obligation of the Shareholder under this Agreement to be performed at or before the Closing shall be subject to the satisfaction, at or before the Closing, of each of the following conditions, except to the extent that the Shareholder shall have waived such satisfaction:

     5.01 Representations and Warranties; Performance. Each of the
          -------------------------------------------
representations and warranties made by the Purchaser herein shall be true and correct in all material respects as of the Closing with the same effect as though made at such time; and the Purchaser shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by it prior to the Closing.

     5.02 Closing under the Purchase Agreement. The Second Closing under the
          ------------------------------------
Purchase Agreement shall have occurred by January 31, 1998 or such later date as the parties to the Purchase Agreement may agree.

                                   ARTICLE VI
                                   ----------

                            MISCELLANEOUS PROVISIONS
                            ------------------------

     6.01 Amendment and Modification. This Agreement may be amended, modified
          --------------------------
and supplemented only by written agreement of the Shareholder and the Purchaser.

     6.02 Waiver of Compliance; Consents. Any failure of the Shareholder or the
          ------------------------------
Purchaser to comply with any obligation, covenant, agreement or condition herein may be waived in writing by the other party, but no waiver shall be effective for any purpose unless it is expressed and in writing, and any such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be effective only if given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 6.02.

     6.03 Investigations; Survival of Representations and Warranties. The
          ----------------------------------------------------------
respective representations and warranties of the Shareholder and the Purchaser contained herein shall not be deemed waived or otherwise affected by any investigation made by any party hereto. Each and every such representation and warranty shall survive the Closing.

     6.04 Notices. All notices, requests, demands and other communications
          -------
required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, facsimile transmission or mailed first class with postage prepaid:

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 (a)    If to the Shareholder, to:

                    Edward A. Kirkpatrick
                    c/o Buffington Homes
                    8716 Mopac Expressway, Suite 100
                    Austin, Texas 78759

or to such other person or address as the Shareholder shall furnish to the Purchaser in writing pursuant to the above;

 (b)    If to the Purchaser, to:

                    Prometheus Homebuilders LLC
                    c/o Lazard Freres Real Estate Investors, LLC
                    Thirty Rockefeller Plaza, 63rd floor
                    New York, New York 10020

or to such other person or address as the Purchaser shall furnish to the Shareholder in writing pursuant to the above.

     6.05 Assignment. This Agreement and all of the provisions hereof shall be
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binding upon the parties hereto and their respective successors and assigns and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party.

     6.06 Counterparts. This Agreement may be executed in two fully or partially
          ------------
executed counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     6.07 Headings; Interpretation. The article and section headings contained
          ------------------------
in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Words of any gender used in this Agreement shall include any other gender. Words in the singular number shall include the plural, and words in the plural shall include the singular, when the sense requires.

     6.08 Governing Law. This Agreement shall be governed by and enforced and
          -------------
construed in accordance with the laws of the State of Delaware as applied to contracts entered into in and to be wholly performed within such State.

     6.09 Entire Agreement. This Agreement embodies the entire agreement and
          ----------------
understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein. This Agreement supersedes all prior negotiations, agreements and understandings among the parties with respect to such subject matter.

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     6.10 Termination. This Agreement shall terminate, and the parties shall
          -----------
have no further obligations hereunder, if the Purchase Agreement shall be terminated in accordance with its terms.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement TO BE duly executed and delivered, all as of the date first above written.

     The Purchaser:                   PROMETHEUS Homebuilders LLC

                                      By: LF Strategic Realty Investors II L.P.,
                                          its member

                                      By: Lazard Freres Real Estate
                                          Investors L.L.C., its general partner

                                      By: /s/ Murry N. Gunty
                                          --------------------------------------

     The Shareholder:
                                          /s/ Edward A. Kirkpatrick
                                          --------------------------------------
                                                    Edward A. Kirkpatrick

     The Fortress Group, Inc. hereby joins this Agreement solely for the purpose of setting forth its agreement to take the actions required by Section 4.03 of this Agreement.

                                      The Fortress Group, Inc.

                                      By: /s/ James J. Martell, Jr.
                                          --------------------------------------

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